UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO REGISTRATION STATEMENT ON
FORM S-8
UNDER THE SECURITIES ACT OF 1933

Energy Quest Inc.
(Exact name of Registrant as specified in its charter)

Nevada	91-1880015
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

850 South Boulder Hwy., Suite 169
Henderson, Nevada 89015-7564
(Address of principal executive offices) (Zip Code)

780-417-3484
(Issuer's telephone number)

2005 Stock Option Plan
(Full title of the plan)

Penny Green
Bacchus Law Group
1511 West 40th Avenue
Vancouver, BC, V6M 1V7
(Name and address of agent for service)

(604) 732-4804
(Telephone number, including area code, of agent for service)

Deregistration of Unsold Securities

This Post-Effective Amendment No.1 on Form S-8 is being filed to deregister all remaining unissued options under the Plan as of the date of filing, pursuant to the termination of the 2005 Stock Option Plan (the “Plan”).

Energy Quest Inc. (the “Company”) previously registered options to purchase up to 4,000,000 common shares under the Plan pursuant to the registration statement on Form S-8, which respectively were filed with the SEC on March 9, 2005.

On June 25, 2007, the Board of Directors of the Company unanimously approved to terminate the Plan and remove from registration all remaining registered unissued options. Shares of the Company’s common stock that have been offered, issued and sold upon the exercise of options remain effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.1 on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned thereunto duly authorized in the City of Vancouver, Province of British Columbia, on July 17, 2007.

Energy Quest Inc.
(Registrant)

By:	/s/ Wilf Ouellette
Wilf Ouellette
Director, President, Chief Executive
Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

Director, President, Chief
Executive Officer , Chief
/s/ Wilf Ouellette	Financial Officer	July 17, 2007
Wilf Ouellette

/s/ Steve Eilers	Director, Secretary, Treasurer	July 17, 2007
Steve Eilers